SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED July 27, 1998
(To Prospectus dated  June 25, 1998)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer



              Mortgage Pass-Through Certificates, Series 1998-14


The Class A-5 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.




                          The Class A-5 Certificates

o This supplement relates to the offering of the Class A-5 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-5 certificates. Additional information is contained in the prospectus supplement dated July 27, 1998 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated June 25, 1998. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the December 26, 2000, the class certificate balance of the Class A-5 certificates was approximately $66,060,323.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-5 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

January 19, 2001

                               THE MORTGAGE POOL

         As of December 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 908 Mortgage Loans having an aggregate Stated Principal Balance of approximately $156,633,765.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                             As of December 1,
                                                                                   2000

Total Number of Mortgage Loans............................................          908
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days.......................................................         0.88%
         60-90 days.......................................................         0.11%
         91 days or more (excluding pending foreclosures).................         0.11%
                                                                                   -----
         Total Delinquencies..............................................         1.10%
                                                                                   =====
Foreclosures Pending......................................................         0.33%
                                                                                   -----
Total Delinquencies and foreclosures pending..............................         1.43%
                                                                                   =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $16.801 billion at February 29, 2000 and to approximately $18.398 billion at August 31, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:




                                                       At February 28, (29),                         Period
                                                                                                     Ended
                                                                                                   August 31,
                                        1997           1998            1999            2000           2000
                                        ----           ----            ----            ----           ----
Delinquent Mortgage Loans and
     Pending Foreclosures at
     Period End:
         30-59 days..............       0.65%          1.08%          1.03%           1.37%           1.33%
         60-89 days..............       0.15           0.16           0.18            0.22            0.26
         90 days or more
              (excluding pending
              foreclosures)......
                                        0.16           0.16           0.12            0.16            0.17
                                        ----           ----           ----            ----            ----
         Total of delinquencies..
                                        0.96%          1.40%          1.33%           1.75%           1.73%
                                        ====           ====           ====            ====            ====
Foreclosures pending.............       0.17%          0.17%          0.14%           0.16            0.23
                                        ====           ====           ====            ====            ====
Total delinquencies and
     foreclosures pending........       1.13%          1.57%          1.47%           1.92%           1.79%
                                        ====           ====           ====            ====            ====
Net Gains/(Losses) on liquidated
     loans (1) ..................  $(2,812,000)    $(2,662,000)   $(3,704,605)    $(3,076,240)    $(728,502)
Percentage of Net Gains/(Losses)
     on liquidated loans (1)(2) .
                                       (0.032)%       (0.024)%       (0.028)%        (0.017)%        (0.004)%
Percentage of Net Gains/(Losses)
     on liquidated loans (based
     on average outstanding
     principal balance)(1) ......      (0.033)%       (0.027)%       (0.028)%        (0.018)%        (0.004)%
-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $249.0 billion at February 29, 2000 and to approximately $261.8 billion at August 31, 2000.


                                                 At February 28, (29),                 Period Ended
                                                                                        August 31,
                                         1997         1998       1999        2000          2000
                                         ----         ----       ----        ----          ----
Delinquent Mortgage Loans and
     Pending Foreclosures at Period
     End:
         30-59 days.................      2.26%        2.68%       3.05%      3.40%       3.62%
         60-89 days.................      0.52         0.58        0.21       0.25        0.31
         90 days or more (excluding
            pending foreclosures)...      0.66         0.65        0.29       0.32        0.80
                                          ----         ----        ----       ----        ----
         Total of delinquencies.....      3.44%        3.91%       3.55%      3.97%       4.42%
                                          ====         ====        ====       ====        ====
         Foreclosures pending.......      0.71%        0.45%       0.31%      0.39%       0.42%
                                          ====         ====        ====       ====        ====
         Total delinquencies and
         foreclosures pending.......      4.15%        4.36%       3.86%      4.36%       4.84%
                                          ====         ====        ====       ====        ====


                   DESCRIPTION OF THE CLASS A-5 CERTIFICATES

         The Class A-5 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-5 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of December 26, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-5 Certificates was approximately $66,060,323 evidencing a beneficial ownership interest of approximately 42.18% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $150,597,253 and evidenced in the aggregate, a beneficial ownership interest of approximately 96.15% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $6,036,513 and evidenced in the aggregate, a beneficial ownership interest of approximately 3.85% in the Trust Fund. For additional information with respect to the Class A-5 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:


                                                                              Original Term to         Remaining Term to
     Principal Balance          Mortgage Rate        Net Mortgage Rate      Maturity (in months)       Maturity in Months
     -----------------          -------------        -----------------      --------------------       ------------------

     $   10,914,668.64          6.70016109%             6.44116109%            178                      177
     $  145,719,096.17          7.270002274%            7.009805959%           179                      178


(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-5 Certificates is $66,060,323.44, (ix) interest accrues on the Class A-5 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Class A-5 Certificates is January 19, 2001, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiv) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% SPA assumes prepayment rates will be 0.5% per annum in month one, 1.0% per annum in month two, and increasing by 0.5% in each succeeding month until reaching a rate of 15.0% per annum in month 30 and remaining constant at 15.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-5 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.



                                  Percent of Class Certificate
                                     Balance Outstanding*

                                                            Class A-5
                                                        Percentages of SPA
          Distribution Date              0%     125%     285%     400%     500%     800%
          -----------------              --     ----     ----     ----     ----     ----
Initial Percent..................         62      61       60      60        59       57
January 25, 2002.................         58      51       42      36        30       14
January 25, 2003.................         54      42       28      18        11        0
January 25, 2004.................         50      34       17       7         0        0
January 25, 2005.................         46      27       10       1         0        0
January 25, 2006.................         41      21        5       0         0        0
January 25, 2007.................         36      16        2       0         0        0
January 25, 2008.................         30      12        0       0         0        0
January 25, 2009.................         24       8        0       0         0        0
January 25, 2010.................         18       5        0       0         0        0
January 25, 2011.................         12       2        0       0         0        0
January 25, 2012.................          5       0        0       0         0        0
January 25, 2013.................          0       0        0       0         0        0
January 25, 2014.................          0       0        0       0         0        0
January 25, 2015.................          0       0        0       0         0        0
January 25, 2016.................          0       0        0       0         0        0
January 25, 2017.................          0       0        0       0         0        0
January 25, 2018.................          0       0        0       0         0        0
January 25, 2019.................          0       0        0       0         0        0
January 25, 2020.................          0       0        0       0         0        0
January 25, 2021.................          0       0        0       0         0        0
January 25, 2022.................          0       0        0       0         0        0
January 25, 2023.................          0       0        0       0         0        0
January 25, 2024.................          0       0        0       0         0        0
January 25, 2025.................          0       0        0       0         0        0
January 25, 2026.................          0       0        0       0         0        0
January 25, 2027.................          0       0        0       0         0        0
January 25, 2028.................          0       0        0       0         0        0
January 25, 2029.................          0       0        0       0         0        0
                                           -       -        -       -         -        -
Weighted Average Life (years) **.       6.6       4.1      2.3     1.6       1.2      0.7


-----------------
*    Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,799,079 and $100,000 and $2,253,237, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-5 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations are effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-5 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-5 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class A-5 Certificates are currently rated "AAA" by Duff & Phelps Credit Rating Company and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-5 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1



                                      Mortgage Rates (1)

                               Number of
                               Mortgage         Aggregate Principal            Percent of
 Mortgage Rates (%)             Loans           Balance Outstanding        Mortgage Pool (%)
 ------------------            --------         -------------------        -----------------
    6.125                          4                     $289,752                0.18
    6.500                          5                     $923,272                0.59
    6.625                          6                   $1,056,496                0.67
    6.750                         40                   $8,645,148                5.52
    6.875                         72                  $14,027,494                8.96
    7.00                         115                  $26,316,483                16.8
    7.125                         88                  $20,098,055               12.83
    7.250                        130                  $26,270,057               16.77
    7.375                        121                  $23,140,266               14.77
    7.500                        129                  $15,859,603               10.13
    7.625                         57                   $7,896,932                5.04
    7.750                         63                   $6,453,650                4.12
    7.875                         24                   $1,823,971                1.16
    7.900                          1                     $355,940                0.23
    8.000                         38                   $2,597,551                1.66
    8.125                          6                     $417,248                0.27
    8.250                          3                     $152,176                 0.1
    8.375                          1                      $65,209                0.04
    8.500                          4                     $236,326                0.15
    9.125                          1                       $8,133                0.01
                               ------------------------------------------------------
      Total                      908              $156,633,765.00                 100
                               ===========================================================


         (1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the Reference Date, the weighted average mortgage rate of the mortgage loans (as so adjusted) is approximately 6.970%. Without such adjustment, the weighted average mortgage rate of the Mortgage Loans is approximately 7.230% per annum.



                                 Current Mortgage Loan Principal Balances (1)


                                     Number of
                                     Mortgage         Aggregate Principal            Percent of
 Current Mortgage Loan Amount         Loans           Balance Outstanding        Mortgage Pool (%)
 ----------------------------        --------         -------------------        -----------------
$ 0.00  to   $50,000                 138                   $4,959,656                  3.17
$ 100,000.01 to $150,000             117                  $14,181,652                  9.05
$ 150,000.01 to $200,000              53                   $9,289,556                  5.93
$ 50,000.01 to $100,000              246                  $17,304,911                 11.05
$200,000.01 to $250,000              109                  $24,712,287                 15.78
$250,000.01 to $300,000               96                  $26,022,571                 16.61
$300,000.01 to $350,000               61                  $19,500,482                 12.45
$350,000.01 to $400,000               35                  $12,982,375                  8.29
$400,000.01 to $450,000               24                  $10,290,282                  6.57
$450,000.01 to $500,000                7                   $3,344,157                  2.14
$500,000.01 to $550,000                5                   $2,581,622                  1.65
$550,000.01 to $600,000                5                   $2,834,156                  1.81
$600,000.01 to $650,000                5                   $3,145,181                  2.01
$650,000.01 to $700,000                2                   $1,382,842                  0.88
$700,000.01 to $750,000                1                     $727,942                  0.46
$800,000.01 to $850,000                3                   $2,474,554                  1.58
$850,000.01 to $900,000                1                     $899,539                  0.57
                                   ----------------------------------------------------------------
 Total                               908              $156,633,765.00                  100
                                   ================================================================

(1) As of the Reference Date, the average current Mortgage Loan principal balance is approximately $172,504.15.





                             Documentation Program for Morgage Loans


                              Number of
                              Mortgage          Aggregate Principal            Percent of
 Type of Program                Loans           Balance Outstanding        Mortgage Pool (%)
 ---------------              ---------         -------------------        -----------------
Alternative                    181                   $40,334,244                 25.75
Full                           224                   $51,837,366                 33.09
No Income/No Asset              51                    $4,331,922                  2.77
Reduced                        431                   $54,206,923                  34.61
Streamlined                     21                    $5,923,310                  3.78
                              ---------------------------------------------------------------
  Total                        908               $156,633,765.00                   100
                              ===============================================================



                                              Types of Mortgaged Properties

                               Number of
                               Mortgage         Aggregate Principal            Percent of
Property Type                   Loans           Balance Outstanding        Mortgage Pool (%)
-------------                  --------         -------------------        -----------------
 2-4 Family                       41                   $4,137,095                2.64
 Condominium                      40                   $5,836,970                3.73
 Hi Rise Condo                     3                     $197,368                0.13
 Planned Unit Development        137                  $29,511,027               18.84
 Single Family                   687                 $116,951,304               74.67
                               ------------------------------------------------------
   Total                         908              $156,633,765.00                 100
                               ======================================================




                                          Loan-to-Value Ratios (1)



                                       Number of
                                       Mortgage         Aggregate Principal            Percent of
Loan-to-Value Ratios(%)                 Loans           Balance Outstanding        Mortgage Pool (%)
-----------------------                --------         -------------------        -----------------

   0 to 50.00                           114               $18,783,498.48                 11.99
   50.01 to 55.00                        58               $13,175,003.62                  8.41
   55.01 to 60.00                        62               $12,042,040.44                  7.69
   60.01 to 65.00                        79               $16,564,447.80                 10.58
   65.00 to 70.00                       108               $19,702,122.64                 12.58
   70.00 to 75.00                       172               $29,625,277.88                 18.91
   75.01 to 80.00                       198               $34,824,289.98                 22.23
   80.01 to 85.00                        50                $4,631,036.13                  2.96
   85.01 to 90.00                        61                $6,560,035.04                  4.19
   90.01 to 95.00                         6                  $726,012.80                  0.46
                                    --------------------------------------------------------------
     Total                              908              $156,633,765.00                 100
                                    ==============================================================

(1) The original weighted average Loan-to-Value Ratio of the Mortgage Loans is approximately 67.20%.



                                    Occupancy Types(1)

                            Number of
                            Mortgage         Aggregate Principal           Percent of
Occupancy Tyes(1)            Loans           Balance Outstanding        Mortgage Pool (%)
----------------            --------         -------------------        -----------------
Investor Property              88                   $5,431,482                3.47
Primary Residence             783                 $141,707,232               90.47
Second Residence               37                   $9,495,051                6.06
  Total                       908              $156,633,765.00                 100


(1) Based Upon representations of the related mortgagors at the time of origination.



                              State Distributions of Mortgaged Properties

                                Number of
                                 Mortgage         Aggregate Principal           Percent of
     State                        Loans           Balance Outstanding        Mortgage Pool (%)
----------------                ---------         -------------------        -----------------
  Alabama                         10                     $768,538                   0.49
  Alaska                           1                     $361,692                   0.23
  Arizona                         19                   $3,433,792                   2.19
  Arkansas                         5                     $480,609                   0.31
  California                     204                  $53,474,788                  34.14
  Colorado                        38                   $8,032,185                   5.13
  Connecticut                      5                   $1,204,368                   0.77
  Delaware                         2                     $390,978                   0.25
  District of Columbia             1                      $58,005                   0.04
  Florida                         75                   $9,583,590                   6.12
  Georgia                         22                   $3,202,176                   2.04
  Hawaii                           3                     $932,803                    0.6
  Idaho                           12                   $1,405,762                    0.9
  Illinois                        30                   $5,776,181                   3.69
  Indiana                         13                   $1,522,544                   0.97
  Iowa                             1                      $48,061                   0.03
  Kansas                           2                     $640,116                   0.41
  Kentucky                         8                     $717,661                   0.46
  Louisiana                       15                   $1,563,240                      1
  Maine                            4                     $756,649                   0.48
  Maryland                        11                   $1,710,453                   1.09
  Massachusetts                   18                   $4,278,494                   2.73
  Michigan                        21                   $3,335,923                   2.13
  Minnesota                       12                   $2,094,213                   1.34
  Mississippi                      3                     $147,022                   0.09
  Missouri                        17                   $2,862,621                   1.83
  Montana                          4                     $588,826                   0.38
  Nebraska                         1                      $61,358                   0.04
  Nevada                           6                     $708,599                   0.45
  New Hampshire                    2                     $492,284                   0.31
  New Jersey                      34                   $4,564,269                   2.91
  New Mexico                      11                     $848,735                   0.54
  New York                        25                   $4,493,559                   2.87
  North Carolina                  24                   $3,400,090                   2.17
  Ohio                            27                   $3,211,784                   2.05
  Oklahoma                        13                   $1,410,661                   0.9
  Oregon                           9                   $2,133,917                   1.36
  Pennsylvania                    39                   $4,120,592                   2.63
  Rhode Island                     2                      $56,473                   0.04
  South Carolina                   7                     $882,144                   0.56
  Tennessee                       24                   $2,483,723                   1.59
  Texas                           81                  $10,348,303                   6.61
  Utah                            15                   $2,409,455                   1.54
  Virginia                         8                   $1,450,593                   0.93
  Washington                      17                   $3,203,473                   2.05
  Wisconsin                        6                     $534,428                   0.34
  Wyoming                          1                     $448,038                   0.29
                                 -------------------------------------------------------------
    Total                        908              $156,633,765.00                   100
                                 =============================================================



                                      Remaining Terms to Maturity (1)


                                Number of
Remaining Terms to Maturity     Mortgage         Aggregate Principal           Percent of
          (Months)                Loans           Balance Outstanding        Mortgage Pool (%)
---------------------------     ---------         -------------------        -----------------

 78                                  1                     $8,132.98                0.01
 115                                 1                   $249,188.24                0.16
 117                                 2                   $409,993.03                0.26
 118                                 4                   $821,043.67                0.52
 119                                 5                   $907,284.39                0.58
 120                                 3                   $405,596.97                0.26
 165                                 1                   $214,619.85                0.14
 171                                 1                   $238,620.28                0.15
 173                                 2                   $159,793.16                0.10
 175                                 2                   $278,647.35                0.18
 176                                 6                 $1,085,905.10                0.69
 177                                27                 $6,171,593.76                3.94
 178                               132                $36,318,600.34               23.19
 179                               364                $58,879,773.91               37.59
 180                               357                $50,484,971.78               32.23
                                 -------------------------------------------------------------
   Total                           908               $156,633,765.00                 100
                                 =============================================================


(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 178 months.




                                           Purpose of Mortgage Loans


                                Number of
                                Mortgage         Aggregate Principal           Percent of
Loan Purpose                      Loans           Balance Outstanding        Mortgage Pool (%)
------------                    ---------         -------------------        -----------------

  Purchase                       223                   $30,538,911                19.5
  Refinance(cash out)            319                   $48,996,278               31.28
  Refinance(rate/term)           366                   $77,098,576               49.22
                                 ------------------------------------------------------
    Total                        908               $156,633,765.00                 100
                                 ======================================================










                                   EXHIBIT 2


             Monthly Remittance Statement dated December 25, 2000






                             Payment Date: 12/25/00


          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1998-14
          ------------------------------------------------------------

Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning       Pass Thru     Principal       Interest      Total           Principal  Interest
Type       Class Code   Name     Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.    Dist.           Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  A1                  0.00    6.500000%             0.00          0.00            0.00       0.00       0.00
                        A2         17,795,780.26    6.500000%       517,331.14     96,393.81      613,724.95       0.00       0.00
                        A3         39,357,541.03    6.500000%       172,989.34    213,186.68      386,176.02       0.00       0.00
                        A4          8,094,000.00    6.500000%             0.00     43,842.50       43,842.50       0.00       0.00
                        A5         66,952,495.05    6.500000%       892,171.61    362,659.35    1,254,830.96       0.00       0.00
                        A6          4,397,930.00    6.500000%             0.00     23,822.12       23,822.12       0.00       0.00
                        A7         15,483,197.90    6.500000%             0.00     83,867.32       83,867.32       0.00       0.00
                        PO             99,414.28    0.000000%           613.17          0.00          613.17       0.00       0.00
                        X         147,275,996.42    0.509294%             0.00     62,505.63       62,505.63       0.00       0.00
                        M           3,349,188.13    6.500000%        14,720.78     18,141.44       32,862.22       0.00       0.00
                        B1            811,924.37    6.500000%         3,568.67      4,397.92        7,966.60       0.00       0.00
                        B2            608,943.05    6.500000%         2,676.50      3,298.44        5,974.95       0.00       0.00
                        B3            507,452.39    6.500000%         2,230.42      2,748.70        4,979.12       0.00       0.00
                        B4            405,961.73    6.500000%         1,784.34      2,198.96        3,983.29       0.00       0.00
                        B5            379,692.47    6.500000%         1,668.87      2,056.67        3,725.54       0.00       0.00
Residual                AR                  0.00    6.500000%             0.00          0.09            0.09       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -        158,243,520.65     -            1,609,754.84    919,119.63    2,528,874.47     -          -
----------------------------------------------------------------------------------------------------------------------------------
Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          A1                  0.00              0.00
                                A2         17,278,449.12              0.00
                                A3         39,184,551.69              0.00
                                A4          8,094,000.00              0.00
                                A5         66,060,323.44              0.00
                                A6          4,397,930.00              0.00
                                A7         15,483,197.90              0.00
                                PO             98,801.11              0.00
                                X         145,719,096.17              0.00
                                M           3,334,467.35              0.00
                                B1            808,355.70              0.00
                                B2            606,266.54              0.00
                                B3            505,221.97              0.00
                                B4            404,177.40              0.00
                                B5            378,023.60              0.00
Residual                        AR                  0.00              0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals            -              -        156,633,765.81     -
--------------------------------------------------------------------------------

                             Payment Date: 12/25/00


          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1998-14
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning     Pass Thru    CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate       Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Senior                     A1              0.00     6.500000% 126671CC8     0.000000      0.000000      0.000000
                           A2     17,795,780.26     6.500000% 126671CD6    26.768661      4.987779    894.052009
                           A3     39,357,541.03     6.500000% 126671CE4     3.959496      4.879560    896.882379
                           A4      8,094,000.00     6.500000% 126671CF1     0.000000      5.416667  1,000.000000
                           A5     66,952,495.05     6.500000% 126671CG9     8.399360      3.414261    621.925677
                           A6      4,397,930.00     6.500000% 126671CH7     0.000000      5.416667  1,000.000000
                           A7     15,483,197.90     6.500000% 126671CJ3     0.000000      3.343206    617.207192
                           PO         99,414.28     0.000000% 126671CK0     5.313804      0.000000    856.228937
                           X     147,275,996.42     0.509294% 126671CL8     0.000000      0.293553    684.358024
                           M       3,349,188.13     6.500000% 126671CN4     3.959497      4.879561    896.882478
                           B1        811,924.37     6.500000% 126671CP9     3.959497      4.879561    896.882480
                           B2        608,943.05     6.500000% 126671CQ7     3.959497      4.879561    896.882472
                           B3        507,452.39     6.500000% 126671CR5     3.959497      4.879561    896.882474
                           B4        405,961.73     6.500000% 126671CS3     3.959497      4.879561    896.882477
                           B5        379,692.47     6.500000% 126671CT1     3.703269      4.563794    838.843270
Residual                   AR              0.00     6.500000% 126671CM6     0.000000      0.891221      0.000000
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Totals       -             -     158,243,520.65       -            -           -             -           -
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1998-14
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                           Total
                                           -----
Prin balance       156,633,764.81   156,633,764.81
Loan count                    914              914
Avg loan rate           7.230019%             7.23
Prepay amount          914,155.58       914,155.58

--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                           Total
                                           -----
Master serv fees        32,768.89        32,768.89
Sub servicer fees          146.01           146.01
Trustee fees             1,186.83         1,186.83


Agg advances                  N/A              N/A
Adv this period         16,285.35        16,285.35

--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------

                                           Total
                                           -----
Realized losses              0.00             0.00
Cumulative losses       28,001.24        28,001.24

Coverage Amounts                           Total
----------------                           -----
Bankruptcy             100,000.00       100,000.00
Fraud                2,253,237.00     2,253,237.00
Special Hazard       1,799,078.78     1,799,078.78


                         Aggregate Certificate Information
   -----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   -----------------------------------------------------------------------------
   Senior          100.000000%           100.000000%            158,243,520.65
   -----------------------------------------------------------------------------
   Junior            0.000000%             0.000000%                      0.00
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
--------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                           8                 1,050,677.03
60 to 89 days                           1                    61,364.57
90 or more                              1                    74,596.53
Foreclosure                             3                   420,966.43

Totals:                                13                 1,607,604.56
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                REO INFORMATION
--------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                                      0.00
Current Total Outstanding Number of Loans:                                 0

--------------------------------------------------------------------------------
                               OTHER INFORMATION
--------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount            2,528,874.47          2,528,874.47
Principal remittance amount            1,609,754.84          1,609,754.84
Interest remittance amount               919,119.63            919,119.63